Exhibit 10.80

JOINT VENTURE AGREEMENT

This Joint Venture Agreement (the or this “Agreement”) entered into this 4th day of November, 2015, (the “Effective Date”) by and between Mark Marsh (“Marsh”) and MedBox, Inc., a Nevada corporation (“MedBox”). MedBox desires to retain Marsh as an independent contractor to provide cultivation services for MedBox, and Marsh is willing to perform such services on the terms and conditions described below. MedBox and Marsh are collectively referred to herein as “Parties” and individually as a “Party.” In consideration of the mutual promises contained herein, the Parties agree as follows:

1. Term. The term of this Agreement shall commence on the Effective Date and terminate on the fifth anniversary of the Effective Date unless sooner terminated as provided in this Agreement (the “Term”). The Parties may by mutual agreement extend the Term for successive two (2) year periods.

2. Services. Marsh agrees to perform for MedBox the services described in Exhibit A (the “Services”), and MedBox agrees to pay Marsh the compensation described in Exhibit A for Marsh’s performance of the Services, which may be modified from time to time by mutual written agreement of the Parties.

3. Representations and Warranties. The Parties represent and warrant that: (i) each has the full right, power and legal capacity to enter and deliver this Agreement and to perform its obligations hereunder; (ii) each has or will obtain all rights, licenses, permits and authorization to grow the Products in the locations where Services are to be provided (as defined in Exhibit A) as required within this Agreement; (ii) no approvals or consents of any persons or entities are required from the Parties in order to execute and deliver this Agreement or to perform its obligations hereunder; (iii) this Agreement has been duly authorized and executed and is valid and legally binding obligation of each Party; and (iv) the Parties will comply with all applicable laws, rules, regulations and requirements related to or in connection with performing the Services.

4. Termination.

a. Termination Date. Unless extended by mutual agreement as provided in Section 1 above, this Agreement will terminate on the fifth anniversary of the Effective Date.

b. Material Breach. Either Party may terminate this Agreement upon notice in writing to the other Party if the other Party is in breach of any material obligation contained in this Agreement, provided such breach is not remedied (if the same is capable of being remedied) within thirty (30) days of written notice from the other Party so to do.

c. Termination for Non-Compliance with Laws. The Parties acknowledge and understand the uncertainty and complexity of legal and regulatory matters related to the anticipated Services. In the event the Services are or reasonably could be determined to violate any federal, state, or local laws or regulations applicable to the Services, the Parties agree that MedBox may modify this Agreement to remove such Service or terminate this Agreement. Upon such termination, this Agreement shall be of no further force or effect except as provided in Section 5 below.

Joint Venture Agreement

5. Survival. Upon termination of this Agreement, all rights and duties of MedBox and Marsh toward each other shall cease except: (i) MedBox will pay, within thirty (30) days after effective date of termination, all amounts owing Marsh for Services completed and accepted by MedBox prior to the termination date; and (ii) Section 7 (Indemnification), Section 9 (Non-Solicitation), and Section 10 (Confidentiality).

6. Independent Contractor; Benefits.

a. Independent Contractor. It is the express intention of the Parties that Marsh perform the Services as an independent contractor to MedBox. Nothing in this Agreement shall in any way be construed to constitute Marsh (or any employee or agent of Marsh) as an agent, employee or representative of MedBox. Marsh shall have exclusive responsibility (as between MedBox and Marsh) for every individual performing services on behalf of Marsh to (i) pay all wages and compensation when due, (ii) secure valid worker’s compensation insurance as required by the applicable labor code, (iii) provide a certificate of such worker’s compensation insurance with MedBox named as a co- or additional insured, and (iv) comply with all other workplace obligations imposed by the Colorado Division of Occupational Safety and Health. Without limiting the generality of the foregoing, Marsh is not authorized to bind MedBox to any liability or obligation or to represent that Marsh has any such authority. Marsh agrees to furnish (or reimburse MedBox for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance, except as expressly provided in Exhibit A. Marsh acknowledges and agrees that Marsh is obligated to report as income all compensation received by Marsh pursuant to this Agreement. Marsh agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.

b. Benefits. The Parties agree that no employee or agent of Marsh will receive MedBox-sponsored benefits from MedBox. If any employee or agent of Marsh is reclassified by a state or federal agency or court as MedBox’s employee, Marsh shall fully indemnify and hold MedBox harmless from all expenses, wages, costs, losses, or expenses of any nature whatsoever, including reasonable attorneys’ fees, incurred or suffered by MedBox as a result of such reclassification.

7. Indemnification. Each Party agrees to indemnify and hold harmless the other Party and its directors, officers and employees from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly from or in connection with (i) any negligent, reckless or intentionally wrongful act of such Party or its assistants, employees or agents, (ii) a determination by a court or agency that a Party (or any of its employees or agents) is not an independent contractor, (iii) any material breach by a Party or its assistants, employees or agents of any of the covenants or warranties contained in this Agreement, (iv) any failure of a Party to perform its obligations pursuant to this Agreement in accordance with all applicable laws, rules and regulations, not due to any false representation of the other Party, or (v) any violation or claimed violation of a third party’s rights resulting in whole or in part from a Party’s use of the work product of such third party under this Agreement.

8. Right of First Presentation. Marsh shall present all business opportunities related to the Services to MedBox prior to seeking or obtaining offers from third parties (“New Services”). MedBox shall have thirty (30) days from the date of receipt of the New Services to accept or decline the New Services. All approvals shall be in writing. If MedBox does not provide a response within the thirty (30) day period, the proposed New Services will be deemed to have been declined.

Joint Venture Agreement

9. Non-Solicitation. From the date of this Agreement until twelve (12) months after the termination of this Agreement (the “Restricted Period”), Marsh will not, without MedBox’s prior written consent, directly or indirectly, solicit or encourage any employee or contractor of MedBox or its affiliates to terminate employment with, or cease providing services to, MedBox or its affiliates. During the Restricted Period, Marsh will not, whether for MedBox’s own account or for the account of any other person, firm, corporation or other business organization, unlawfully interfere with MedBox’s relationship with any person who or, business that is, or during the period of Marsh’s engagement by MedBox was, a partner, supplier, customer or client of MedBox or its affiliates.

10. Confidentiality.

a. Definition. “Confidential Information” means any non-public information of either Party (the “Disclosing Party”) which information is or has been disclosed to the other Party (the “Recipient Party”) or is otherwise known to the Recipient Party as a consequence of or through the performance of Services for MedBox, that relates to the actual or anticipated business or research and development of technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding the Disclosing Party’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Disclosing Party on whom Recipient Party called or with whom Recipient Party became acquainted during the term of this Agreement related to the Disclosing Party’s products or services), software, developments, inventions, processes, formulas, technology, designs, drawing, engineering, hardware configuration information, marketing, finances or other business information. Confidential Information does not include information that (i) is known to Recipient Party at the time of disclosure by the Disclosing Party as evidenced by written records of Recipient Party, (ii) has become publicly known and made generally available through no wrongful act of either Party, (iii) has been independently developed by a Party without access to the Confidential Information or (iv) has been rightfully received by a Party from a third party who is authorized to make such disclosure.

b. Nonuse and Nondisclosure. Recipient Party will not, during or subsequent to the term of this Agreement, (i) use the Confidential Information for any purpose whatsoever other than the performance of the Services or any of the obligations hereunder or (ii) disclose the Confidential Information to any third party. Recipient Party agrees that all Confidential Information will remain the sole property of the Disclosing Party. The Parties also agree to take all reasonable precautions to prevent any unauthorized disclosure of such Confidential Information. Without MedBox’s prior written approval, Marsh will not directly or indirectly disclose to anyone the existence of this Agreement or the fact that Marsh has this arrangement with MedBox.

c. Former Client Confidential Information. Marsh agrees that Marsh will not, during the term of this Agreement, improperly use or disclose any proprietary information or trade secrets of any former or current employer of Marsh or other person or entity with which

Joint Venture Agreement

Marsh has an agreement or duty to keep in confidence information acquired by Marsh, if any. Marsh also agrees that Marsh will not bring onto MedBox’s premises any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

d. Third Party Confidential Information. Marsh recognizes that MedBox has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on MedBox’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Marsh agrees that, during the term of this Agreement and thereafter, Marsh shall hold all such confidential or proprietary information in the strictest confidence and shall not disclose it to any person, firm or corporation or use it except as necessary in carrying out the Services for MedBox consistent with MedBox’s agreement with such third party.

e. Return of Materials. Upon the termination of this Agreement, or upon Company’s earlier request, Marsh will deliver to MedBox all of MedBox’s property, including but not limited to all electronically stored information and passwords to access such property, or Confidential Information that Marsh may have in Marsh’s possession or control.

11. Compliance with Laws. The Parties shall work in good faith to ensure the Services comply with all applicable federal, state, and local laws and regulations.

12. Miscellaneous.

a. Entire Agreement. This Agreement constitutes the entire agreement between the Parties regarding the subject matters of this Agreement and is not being entered into based upon any representations, other than those contained in this agreement, whether express, implied, oral, written or otherwise. All prior agreements, understandings, and representations regarding the subject matter of this Agreement are superseded by this Agreement. The terms of this Agreement may not be waived or modified, except in writing signed by all of the Parties.

b. Governing Law. This Agreement is entered into and shall be governed, construed and interpreted in accordance with the substantive and procedural law and rules of the State of Colorado.

c. Attorneys’ Fees. For any dispute arising out of related to this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

d. Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.

e. Notices.

All notices and demands required or permitted under this Agreement shall be in writing, as follows: (i) by actual delivery of the notice into the hands of the party entitled to receive it; (ii) by mailing such notice by registered or certified mail, return receipt requested, in which case the notice shall be deemed to be given on the date of its mailing; or (iii) by Federal Express or any other recognized overnight carrier, in which case the notice shall be deemed to be given as of the second day after the date mailed. All notices which concern this Agreement shall be addressed as follows:

Joint Venture Agreement

If to MedBox:	MedBox, LLC
Attn: Jeff Goh
600 Wilshire Blvd., Suite 1500
Los Angeles, CA 90017

If to Marsh:	Mark Marsh
Attn: Manager

Either Party may specify a different address, which change shall become effective upon receipt of such notice of such different address by the other Party.

f. Severability. If any provision of this Agreement is found to be illegal or unenforceable, the other provisions shall remain effective and enforceable to the greatest extent permitted by law.

g. Assignability. Except as otherwise provided in this Agreement, neither Party may sell, assign or delegate any rights or obligations under this Agreement.

h. Counterparts. This Agreement may be executed in one or more original, electronic or facsimile counterparts, each of which shall be deemed an original, and which taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties state that they are duly authorized and empowered to execute this Agreement on the day and year first above written.

“MARSH”		“MEDBOX”

By:	/s/ Mark Marsh	By:	/s/ Jeff Goh
Printed Name:	Mark Marsh	Printed Name:	Jeff Goh
Its:	Owner	Its:	CEO
Date:	11/6/15	Date:	11/3/15

Joint Venture Agreement

Exhibit A

Services and Fees

1.	Services.

a.	Pueblo Property.

i.	MedBox is the owner of three hundred twenty three (323) acres of farmland located at 214 39th Lane, Pueblo, Colorado (the “Pueblo Property”). Marsh shall cultivate hemp at the Pueblo Property. Marsh shall perform the Services in a timely, diligent and thorough manner in accordance with good farming practices. Marsh will take care not to cause waste or damage the Pueblo Property, and shall be responsible for weeding, managing, pests, preventing soil degradation and irrigating responsibly. Marsh is responsible for the planning, management, and carrying out of the Services. Marsh will maintain a bank account to pay for his expenses. Marsh will fully cooperate with Medbox to maintain accurate and timely financial reporting.

ii.	In connection with Marsh’s performance of the Services, MedBox shall apply for, hold and maintain a license from the applicable licensing and/or governmental authority permitting cultivation of the Products at the Pueblo Property.

iii.	In connection with Marsh’s performance of the Services, MedBox shall, at its sole cost and expense, perform site work, which shall be mutually agreed to by the Parties, to the Pueblo Property within sixty (60) days of the Effective Date.

iv.	MedBox shall advance all upfront and startup costs for cultivation and production of the Products to be deducted as direct expenses prior to any distributions to the Parties as set forth in Section 2(a) below.

b.	Further Services. Further Services may be added to this Exhibit A by mutual written agreement of the Parties.

2.	Fees.

a.	Pueblo Property. For the Services performed at the Pueblo Property, MedBox shall provide the following compensation to Marsh: from the sum that is paid to MedBox for the sale of the Products related to the Pueblo Property, all direct expenses shall be paid in full, after which the balance, if any, shall be distributed ninety percent (90%) to MedBox and ten percent (10%) to Marsh for outdoor grow and one percent (1%) for indoor/greenhouse grow.

Joint Venture Agreement

Addendum to Joint venture agreement to be added into Exhibit A

1.	Services

a,	Pueblo Property

v. In the case of the crop not being able to be sold at market or not enough profit gained for Mark Marsh to pay for equipment leasing and fuel due to natural disaster or events outside the control of Mark Marsh or his employees and by no negligence or breach of contract Medbox will make all leasing payments and fuel reimbursement which will be taken out of the successive year’s profits.

vi. Due to Hemp not being a federally regulated crop, crop insurance may not be available. If crop insurance is obtained all expenses from both Medbox and Mark Marsh will be deducted prior to any normal 10% distributions to Mark Marsh.

vii. Medbox will pay for all employee and consulting fees necessary during the course of the year outside of Mark Marsh’s family run operation for weed abatement, pests planting, harvesting, soil, irrigation and any other necessary work to maximize yield. All expenses will be deducted as direct expenses prior to any distributions.